EXHIBIT 10.19

KIRK GEADELMANN STOCK OPTION MODIFICATION

Tile Shop Holdings, Inc. (the “Company”) and Kirk Geadelmann (“Geadelmann”) are parties to that certain Amendment to Terms of Employment and Waiver of Claims and General Release (the “Amendment and Release”), entered into as of September 6, 2019. For good and valuable consideration, Company and Geadelmann further agree as follows:

•	Geadelmann’s employment with the Company is voluntarily ending on December 6, 2019 (“Termination Date”).

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In consideration for Geadelmann signing this Exhibit 10.19, the Company shall permit Geadelmann to exercise all stock options held by Geadelmann and vested on the Termination Date for a period of one (1) year following the Termination Date.

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Geadelmann, along with his heirs, executors, administrators, successors, and assigns, reaffirms his agreement with and acceptance of all of the terms and provisions contained in the Agreement and Release, including without limitation those contained in Section 2 of the Agreement and Release, as of the date of Geadelmann’s signature on this document.

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Geadelmann has been advised that Geadelmann has twenty-one (21) days from the date on which Geadelmann received this Exhibit 10.19 to consider whether Geadelmann wishes to sign it. However, the Company will not accept, and Geadelmann may not execute, this Exhibit 10.19 until on or after the Termination Date. Geadelmann is also advised to consult with an attorney prior to signing this document.

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Geadelmann may cancel this Exhibit 10.19, but only this Exhibit 10.19 and specifically not the Amendment and Release, within fifteen (15) days after signing it. This Exhibit 10.19 will not become effective or enforceable until such rescission period has passed. If Geadelmann decides to rescind this Exhibit 10.19, Geadelmann must mail or hand deliver the notice of rescission to: Cabell Lolmaugh, Chief Executive Officer and President, Tile Shop Holdings, Inc., 14000 Carlson Parkway, Plymouth MN 55441. If Geadelmann mails the notice of rescission, the notice must be postmarked within the fifteen (15) day period and must be sent via certified mail, return receipt requested, as addressed above. If Geadelmann exercises the right to rescind this Exhibit 10.19, this Exhibit 10.19 shall immediately be null and void and Geadelmann will not receive the valuable consideration described herein.

IN WITNESS WHEREOF, the parties have caused this Exhibit 10.19 to the Agreement and Release to be duly executed and delivered as of the day and year indicated below.

EMPLOYEE	TILE SHOP HOLDINGS, INC.

/s/ Kirk Geadelmann____________	By: /s/ Cabell Lolmaugh_______________
Name: Kirk Geadelmann	Name: Cabell Lolmaugh
Title: President and CEO
Date Signed: December 19, 2019	Date Signed: December 19, 2019